UNITED S TATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2017 (October 13, 2017)

Fifth Street Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 681-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 13, 2017, Fifth Street Asset Management Inc. (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders to consider certain proposals related to the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of July 13, 2017, by and among Fifth Street Management LLC (“FSM”), Oaktree Capital Management, L.P. (“Oaktree”), the Company (solely for the purposes set forth therein) and Fifth Street Holdings L.P. (“FSH”) (solely for the purposes set forth therein), pursuant to which, and upon the terms and subject to the conditions set forth therein, FSM will sell, convey, assign and transfer to Oaktree and Oaktree will purchase, acquire and accept from FSM all of FSM’s right, title and interest in specified business records with respect to FSM’s existing investment advisory agreements with each of Fifth Street Finance Corp. (“FSC”) and Fifth Street Senior Floating Rate Corp. (“FSFR”) for a purchase price of $320 million in cash. The Asset Purchase Agreement also provides for the entry by Oaktree into new investment advisory agreements with each of FSC and FSFR.

Each of the three proposals considered at the Special Meeting (as described below) was approved by the requisite vote of the stockholders of the Company.

As of the close of business on September 8, 2017, the record date for the Special Meeting, there were 15,649,686 shares of Class A common stock and 34,285,484 shares of Class B common stock, each of the Company, outstanding and entitled to vote at the Special Meeting. A total of 47,528,108 shares of common stock of the Company, representing approximately 95.18% of such shares outstanding and entitled to vote thereat, were present at the Special Meeting in person or by proxy, constituting a quorum to conduct business.

The final voting results for each proposal are described below. For more information regarding each of these proposals, please see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 18, 2017.

The Company held a special meeting (the “Special Meeting”) of its stockholders on October 13, 2017, and the following matters were voted on at that meeting:

1.       As reflected below, the Company’s stockholders approved the Asset Purchase Agreement and the transactions contemplated thereby:

For	Against	Abstain
47,488,209	26,568	13,331

2.       As reflected below, the Company’s stockholders approved the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Asset Purchase Agreement and the transactions contemplated thereby:

For	Against	Abstain
47,303,765	212,561	11,782

3.       As reflected below, the Company’s stockholders approved the Second Amended and Restated Certificate of Incorporation of the Company:

For	Against	Abstain
45,963,165	1,552,233	12,710

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

By: /s/ Bernard D. Berman Name: Bernard D. Berman Title: President

Date: October 13, 2017